UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE                       91-1506719
(State or other jurisdiction of    (IRS Employer I.D. No.)
  incorporation or  organization)


1801- 16th AVENUE SW, SEATTLE, WASHINGTON   98134-1089
(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635





Item 5.  Other Events

Todd Shipyards Corporation ("Todd" or the "Company") (NYSE - TOD) announced that Admiral David E. Jeremiah, U.S. Navy (Ret.) was elected to the Board of Directors of the Company at its annual meeting of shareholders on Friday, September 12, 2003.

The Company's Board of Directors declared a dividend of ten cents
($0.10) per share to be paid December 23, 2003, to shareholders of record as of December 8, 2003.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

28-1 Press Release dated September 15, 2003.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 15, 2003.


______________________________
By:  Michael G. Marsh
On Behalf of the Registrant as
Secretary and General Counsel